Exhibit 10.2

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to Stock Purchase Agreement (the “Amendment”), dated as of November 24, 2014, is entered into by and among PSM Holdings, Inc., a Delaware corporation (the “Company”), LB Merchant PSMH-1 LLC, a Florida limited liability company (“PSMH-1”), and Riverview Group LLC (“Riverview” and, collectively with PSMH-1, the “Purchasers”).

RECITALS:

WHEREAS, the parties entered into that certain Stock Purchase Agreement, dated as of February 4, 2013 and amended as of April 1, 2014 (the “Amended Stock Purchase Agreement”), pursuant to which PSMH-1 purchased shares of the Company’s Series A Preferred Stock and Riverview purchased shares of the Company’s Series B Preferred Stock;

WHEREAS, the parties hereto now wish to amend the Amended Stock Purchase Agreement as set forth herein (as so amended, the “Stock Purchase Agreement”);

WHEREAS, the Company is proposing to enter into a new Stock Purchase Agreement (the “New Stock Purchase Agreement”) with LB Merchant PSMH-3, LLC, a Florida limited liability company, to raise operating funds for the Company through the sale of shares of the Company’s Series E 6% Convertible Preferred Stock (the “Series E Preferred Stock”);

WHEREAS, certain provisions of the Amended Stock Purchase Agreement need to be updated and amended to reflect that the registration rights of the holders of the Company’s Series E Preferred Stock shall be pari passu with the registration rights of the holders of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock;

WHEREAS, Section 8.5 of the Amended Stock Purchase Agreement permits the parties thereto to amend the agreement; and

WHEREAS, the Purchasers believe that the transaction contemplated by the New Stock Purchase Agreement would be in the best interests of the Company and would act to protect their interest in the Company and are therefore willing to enter into this Amendment to permit the transaction contemplated by the New Stock Purchase Agreement to proceed to closing.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.     DEFINITIONS. Reference is hereby made to the Amended Stock Purchase Agreement for a statement of the terms thereof. All capitalized terms used in this Amendment which are used but not otherwise defined herein shall have the same meanings herein as set forth in the Amended Stock Purchase Agreement.

2.     AMENDMENTS.

(a)     Amendments to Section 1.1 (Definitions). The following definitions in Section 1.1 of the Amended Stock Purchase Agreement are amended or added to read as follows:

“Registrable Securities” means Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities, Series D Registrable Securities, and Series E Registrable Securities. Securities held by a Purchaser or its assigns shall no longer be deemed to be Registrable Securities at the time the amount of such Registrable Securities can be sold under Rule 144 within a three-month period without limitation as to the number of Registrable Securities held by the Purchaser or its assign pursuant to paragraph (e) of Rule 144.

“Series A Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about February 4, 2013, and amended and restated on or about March 28, 2014 and November 21, 2014, to authorize and establish the terms of 4,000 shares of Series A Preferred Stock.

“Series B Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about February 4, 2013, and amended and restated on or about March 28, 2014 and November 21, 2014, to authorize and establish the terms of 2,000 shares of Series B Preferred Stock.

“Series C Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about March 28, 2014, and amended and restated on or about November 21, 2014, to authorize and establish the terms of 4,000 shares of Series C Preferred Stock.

“Series D Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about March 28, 2014, and amended and restated on or about November 21, 2014, to authorize and establish the terms of 2,000 shares of Series D Preferred Stock.

“Series E Certificate of Designations” means the Certificate of Designations, Preferences and Rights filed with the Delaware Secretary of State on or about November 21, 2014, to authorize and establish the terms of 2,000 shares of Series E Preferred Stock.

“Series E Preferred Stock” means the Series E 6% Convertible Preferred Stock created pursuant to the Series E Certificate of Designations and as amended from time to time.

“Series E Registrable Securities” means any shares of the Company’s Common Stock into which shares of Series E Preferred Stock are converted (as converted, the “Series E Conversion Shares”), together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

(b)     Amendment to Section 5.10 (Registration Rights of Series A and Series B Preferred Stock). Section 5.10 of the Amended Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

Registration Rights of Series A, Series B, Series C, Series D, and Series E Preferred Stock. Notwithstanding any other provision in this Article V to the contrary, the registration rights of the holders of the Series A Preferred Stock and Series B Preferred Stock shall be pari passu with the registration rights of the holders of the Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock.

3.     EFFECTIVENESS. This Amendment shall be effective as of the date first set forth above.

4.     GENERAL PROVISIONS.

(a)     The Company hereby confirms that each representation and warranty made by it under the Amended Stock Purchase Agreement and the other Transaction Documents was true and correct when made as of the Closing Date, except to the extent that any such representation or warranty expressly related solely to an earlier date (in which case such representation or warranty was true and correct on and as of such earlier date), and that no default or any event that with the passage of time or giving of notice would constitute a default, has occurred or is continuing under the Amended Stock Purchase Agreement or any other Transaction Document.

(b)     Except as amended hereby, each of the Amended Stock Purchase Agreement and the other Transaction Documents shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Amended Stock Purchase Agreement or (ii) to prejudice any right or rights which the Purchasers may now have or may have in the future under or in connection with the Amended Stock Purchase Agreement or the other Transaction Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PSM HOLDINGS, INC.
By: /s/ Kevin Gadawski Name: Kevin Gadawski Title: President

LB Merchant PSMH-1 LLC
By: /s/ Michael Margolies Name: Michael Margolies Title: President

Riverview Group LLC
By: /s/ Larry Statsky Name:Larry Statsky Title: Authorized Signatory

[Signature Page to Second Amendment to Stock Purchase Agreement (Series A and Series B)]